Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BLUE DOLPHIN REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

●  Total gross profit of $0.6 million for the three months ended June 30, 2025 and $6.6 million for the six months ended June 30, 2025.

●  Net loss of $1.7 million, or a loss of $0.12 per share, for the three months ended June 30, 2025 and net income of $0.5 million, or $0.03 per share, for the six months ended June 30, 2025.

●  Consolidated earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $0.1 million for the three months ended June 30, 2025 and $5.1 million for the six months ended June 30, 2025.

HOUSTON, TX / ACCESS Newswire / August 14, 2025 / Blue Dolphin Energy Company ("Blue Dolphin") (OTCQX:BDCO), an independent refiner and marketer of petroleum products in the Eagle Ford Shale region, announced its financial results for the three and six months ended June 30, 2025.

Results of Operations

Three Month Periods

Blue Dolphin reported total gross profit of $0.6 million and a net loss of $1.7 million, or a loss of $0.12 per share, for the three months ended June 30, 2025. Comparatively, Blue Dolphin reported a total gross deficit of $4.7 million and a net loss of $6.4 million, or a loss of $0.43 per share, for the three months ended June 30, 2024. Consolidated EBITDA totaled $0.1 million for the three months ended June 30, 2025 compared to a consolidated EBITDA loss of $5.9 million for the three months ended June 30, 2024.

For the three months ended June 30, 2025, refinery operations loss before income taxes totaled $2.1 million compared to a refinery operations loss before income taxes of $7.1 million for the three months ended June 30, 2024. Refinery operations EBITDA loss totaled $0.9 million for the three months ended June 30, 2025 compared to a refinery operations EBITDA loss of $6.0 million for the three months ended June 30, 2024.

Six Month Periods

Blue Dolphin reported total gross profit of $6.6 million and net income of $0.5 million, or $0.03 per share, for the six months ended June 30, 2025. Comparatively, Blue Dolphin reported total gross profit of $6.5 million and net income of $0.3 million, or $0.02 per share, for the six months ended June 30, 2024. Consolidated EBITDA totaled $5.1 million for the six months ended June 30, 2025 compared to consolidated EBITDA of $4.6 million for the six months ended June 30, 2024.

For the six months ended June 30, 2025, refinery operations income before income taxes totaled $1.7 million compared to a refinery operations income before income taxes of $2.1 million for the six months ended June 30, 2024.  Refinery operations EBITDA totaled $4.0 million for the six months ended June 30, 2025 compared to refinery operations EBITDA of $4.2 million for the six months ended June 30, 2024.

“In the first half of the year Blue Dolphin focused on completing maintenance and turnaround activities to maximize operational efficiencies,” said Jonathan P. Carroll, Chief Executive Officer of Blue Dolphin Energy Company. "As margin and pricing pressure continues due to policy uncertainty and geopolitical tensions, we will continue to streamline and simplify our organization to enhance our cost structure and improve profitability."

Liquidity and Working Capital

As of June 30, 2025, Blue Dolphin had $1.8 million of cash and cash equivalents and restricted cash compared to $1.1 million at December 31, 2024, representing a $0.7 million increase. Blue Dolphin had a working capital deficit of $16.8 million as of June 30, 2025 compared to a working capital deficit of $19.1 million as of December 31, 2024, representing a $2.3 million improvement.

For more information regarding Blue Dolphin's financial results for the three and six months ended June 30, 2025, see Blue Dolphin's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on August 14, 2025.

Blue Dolphin Energy Company and Subsidiaries

Earnings Release Tables

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per-share amounts)		(in thousands, except per-share amounts)

Total revenue from operations	$56,583	$69,659	$140,275	$160,681
Total cost of goods sold	56,033	74,358	133,652	154,193

Gross profit (loss)	550	(4,699)	6,623	6,488

LEH operating fee, related party	276	254	458	426
Other operating expenses	125	140	244	280
General and administrative expenses	704	1,471	2,059	2,454
Depreciation and amortization	74	62	148	123
Interest, net	1,552	1,440	3,016	2,806
Total cost and expenses	2,731	3,367	5,925	6,089

Income (loss) before income taxes	(2,181)	(8,066)	698	399

Income tax benefit (expense)	459	1,716	(176)	(125)

Net income (loss)	$(1,722)	$(6,350)	$522	$274

Income (loss) per common share
Basic	$(0.12)	$(0.43)	$0.03	$0.02
Diluted	$(0.12)	$(0.43)	$0.03	$0.02

Reconciliation of Certain Non-U.S. GAAP Measures (Unaudited)

	Three Months Ended June 30,
	2025				2024
	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total
	(in thousands)

Income (loss) before income taxes	$(2,113)	$363	$(431)	$(2,181)	$(7,082)	$366	$(1,350)	$(8,066)

Add: depreciation and amortization	301	342	74	717	301	342	62	705
Add: interest, net	928	444	180	1,552	806	497	137	1,440

EBITDA	$(884)	$1,149	$(177)	$88	$(5,975)	$1,205	$(1,151)	$(5,921)

	Six Months Ended June 30,
	2025				2024
	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total	Refinery Operations	Tolling & Terminaling	Corporate & Other	Total
	(in thousands)

Income (loss) before income taxes	$1,676	$725	$(1,703)	$698	$2,104	$705	$(2,410)	$399

Add: depreciation and amortization	599	684	148	1,431	602	684	123	1,409
Add: interest, net	1,764	921	331	3,016	1,540	993	273	2,806

EBITDA	$4,039	$2,330	$(1,224)	$5,145	$4,246	$2,382	$(2,014)	$4,614

About Blue Dolphin

Blue Dolphin is an independent downstream energy company operating in the Gulf Coast region of the United States. Subsidiaries operate a light, sweet-crude, 15,000-bpd crude distillation tower with over 1.25 million bbls of petroleum storage tank capacity in Nixon, Texas. Blue Dolphin formed in 1986 as a Delaware corporation and trades on the OTCQX under the ticker symbol “BDCO.” For additional information, visit Blue Dolphin's corporate website at http://www.blue-dolphin-energy.com.

Contact:

Jonathan P. Carroll

Chief Executive Officer and President

713-568-4725

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements relating to Blue Dolphin’s operations based on management’s current expectations, estimates, and projections about the oil and gas industry. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursue,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from those expressed or forecasted in such forward-looking statements. The reader should not rely on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Blue Dolphin undertakes no obligation to update publicly any forward-looking statements, whether because of new information, future events, or otherwise.

For a discussion of risk factors that could cause actual results to differ materially from those in the forward-looking statements, please see the factors set forth under the heading “Risk Factors” in Blue Dolphin’s 2024 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this press release could also adversely affect forward-looking statements.

# # #